Exhibit 99.1

Teradyne Reports Third Quarter 2018 Results

•	Revenue of $567 million, organic growth of 11% from Q3’17

•	Memory Test Q3’18 revenue of $87 million, up 83% from Q3’17

•	Universal Robots revenue up 46% from Q3’17, Industrial Automation segment revenue up 64%

	Q3’18	Q2’18	Q3’17
Revenue (mil)	$567	$527	$503
GAAP EPS	$0.63	$0.52	$0.52
Non-GAAP EPS	$0.71	$0.59	$0.54

NORTH READING, Mass. – October 23, 2018 – Teradyne, Inc. (NYSE: TER) reported revenue of $567 million for the third quarter of 2018 of which $417 million was in Semiconductor Test, $66 million in Industrial Automation, $50 million in System Test, and $34 million in Wireless Test. GAAP net profit for the third quarter was $120.0 million or $0.63 per diluted share. On a non-GAAP basis, Teradyne’s net income in the third quarter was $133.3 million, or $0.71 per diluted share, which excluded acquired intangible asset amortization, non-cash convertible debt interest, restructuring and other charges and included the related tax impact on non-GAAP adjustments.

“Increased third quarter sales, combined with favorable product mix, drove earnings above our guidance,” said President and CEO Mark Jagiela. “In Semiconductor Test, sales increased 5% compared to Q3’17 due to continued strength in automotive and industrial chip test markets combined with increased memory test demand for our expanded Magnum product line. Universal Robots (UR) growth, combined with 2018 acquisitions MiR and Energid, drove our Industrial Automation sales up 64% compared to Q3’17. Growing traction for UR’s next generation e-Series Cobots and expanded distribution for MiR’s mobile platform powered the growth and positions us for a strong finish to the year.

With expected strong Industrial Automation and Semiconductor Test shipments, the mid-point of our Q4 guidance delivers another year with over $2 billion in sales and over $2 of earnings per share.”

Guidance for the fourth quarter of 2018 is revenue of $480 million to $510 million, with GAAP net income of $0.39 to $0.46 per diluted share and non-GAAP net income of $0.46 to $0.54 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest, restructuring and other charges and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the third quarter results, along with management’s business outlook, will follow at 10:00 a.m. ET, Wednesday, October 24. Interested investors should access the webcast at investors.teradyne.com/events-presentations at least five minutes before the call begins. Presentation materials will be available starting at 10:00 a.m. ET.

A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, non-cash convertible debt interest, pension actuarial gains and losses, discrete income tax adjustments, fair value inventory step-up related to Mobile Industrial Robots, and restructuring and other, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes fair value inventory step-up related to Mobile Industrial Robots. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP performance measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of automation equipment for test and industrial applications. Teradyne Automatic Test Equipment (ATE) is used to test semiconductors, wireless products, data storage and complex electronic systems, which serve consumer, communications, industrial and government customers. Our Industrial Automation products include collaborative robots, autonomous mobile robots and sensing and simulation software, used by global manufacturing and industrial customers to improve quality and increase manufacturing efficiency. In 2017, Teradyne had revenue of $2.14 billion and currently employs approximately 4,800 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, results of operations, market conditions, earnings per share, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, use of proceeds and potential dilution from the senior convertible notes offering, potential borrowings under a senior secured credit facility, and the impact of the U.S. tax reform, export and tariff laws. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, availability of, or borrowing under, the credit facility, or the impact of the U.S. tax reform, export and tariff laws. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time. Important factors that could cause actual results, earnings per share, use of cash, dividend payments, repurchases of common stock, payment of the senior convertible notes or borrowings under the credit facility to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend, the repurchase of common stock or borrowing under the credit facility is not in the company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed in the U.S. or China; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Quarterly Report on Form 10-Q for the period ended July 1, 2018. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR THIRD FISCAL QUARTER OF 2018

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	September 30, 2018	July 1, 2018	October 1, 2017 (1)	September 30, 2018	October 1, 2017 (1)
Net revenues	$566,848	$526,929	$503,378	$1,581,244	$1,657,191
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (2)	233,155	219,595	208,509	670,385	706,667

Gross profit	333,693	307,334	294,869	910,859	950,524

Operating expenses:
Selling and administrative	100,199	99,410	86,130	290,115	261,034
Engineering and development	77,049	75,342	76,986	226,799	235,235
Acquired intangible assets amortization	11,142	9,793	7,028	28,633	23,145
Restructuring and other (3)	1,710	2,389	(4,407)	3,785	392

Operating expenses	190,100	186,934	165,737	549,332	519,806

Income from operations	143,593	120,400	129,132	361,527	430,718

Interest and other (4)	(2,749)	(388)	(1,695)	(4,852)	(4,389)

Income before income taxes	140,844	120,012	127,437	356,675	426,329

Income tax provision	20,863	18,975	24,017	48,684	62,713

Net income	$119,981	$101,037	$103,420	$307,991	$363,616

Net income per common share:
Basic	$0.65	$0.53	$0.52	$1.62	$1.83

Diluted	$0.63	$0.52	$0.52	$1.57	$1.81

Weighted average common shares — basic	185,744	190,730	197,485	190,576	198,755

Weighted average common shares — diluted (5)	190,505	194,909	200,775	196,300	201,413

Cash dividend declared per common share	$0.09	$0.09	$0.07	$0.27	$0.21

(1) Certain prior period amounts were reclassified to conform with the first quarter 2018 adoption of new accounting guidance for the presentation of pension and post retirement costs.

(2) Cost of revenues includes:
	Quarter Ended			Nine Months Ended
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Provision for excess and obsolete inventory	$3,347	$2,653	$1,859	$9,522	$7,154
Sale of previously written down inventory	(1,013)	(1,922)	(3,121)	(5,178)	(6,404)

	$2,334	$731	$(1,262)	$4,344	$750

(3) Restructuring and other consists of:
	Quarter Ended			Nine Months Ended
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Employee severance	$1,667	$2,398	$581	$7,945	$1,953
Acquisition related expenses and compensation	811	2,544	—	4,129	—
Contingent consideration fair value adjustment	(768)	(3,500)	(286)	(9,236)	1,847
Other	—	947	362	947	1,656
Property insurance recovery	—	—	(5,064)	—	(5,064)

	$1,710	$2,389	$(4,407)	$3,785	$392

(4) Interest and other includes:
	Quarter Ended			Nine Months Ended
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Non-cash convertible debt interest	$3,286	$3,245	$3,127	$9,737	$9,265
Pension actuarial loss (gain)	267	(71)	—	196	(2,504)

	$3,553	$3,174	$3,127	$9,933	$6,761

(5)   Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended September 30, 2018, July 1, 2018 and October 1, 2017, 3.0 million, 2.6 million and 1.1 million shares, respectively, have been included in diluted shares. For the nine months ended September 30, 2018 and October 1, 2017, 3.4 million and 0.6 million shares, respectively, have been included in diluted shares. For the quarter ended September 30, 2018 and the nine months ended September 30, 2018, diluted shares also included 0.1 million and 0.6 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$814,019	$429,843
Marketable securities	418,410	1,347,979
Accounts receivable, net	352,476	272,783
Inventories, net	154,705	107,525
Prepayments and other current assets	139,785	112,151

Total current assets	1,879,395	2,270,281

Property, plant and equipment, net	278,071	268,447
Marketable securities	91,982	125,926
Deferred tax assets	70,772	84,026
Other assets	11,421	12,275
Retirement plans assets	17,885	17,491
Acquired intangible assets, net	139,963	79,088
Goodwill	392,998	252,011

Total assets	$2,882,487	$3,109,545

Liabilities
Accounts payable	$107,890	$86,393
Accrued employees’ compensation and withholdings	116,546	141,694
Deferred revenue and customer advances	77,953	83,614
Other accrued liabilities	95,888	59,083
Contingent consideration	35,532	24,497
Income taxes payable	24,603	59,055

Total current liabilities	458,412	454,336

Retirement plans liabilities	127,037	119,776
Long-term deferred revenue and customer advances	29,387	30,127
Deferred tax liabilities	21,748	6,720
Long-term other accrued liabilities	28,956	10,273
Long-term contingent consideration	25,410	20,605
Long-term income taxes payable	147,360	148,075
Long-term debt	376,417	365,987

Total liabilities	1,214,727	1,155,899

Shareholders’ equity	1,667,760	1,953,646

Total liabilities and shareholders’ equity	$2,882,487	$3,109,545

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Nine Months Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Cash flows from operating activities:
Net income	$119,981	$103,420	$307,991	$363,616
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,774	16,769	49,930	49,243
Amortization	12,732	9,901	32,909	32,313
Stock-based compensation	7,702	8,308	25,327	25,620
Deferred taxes	7,130	2,884	24,442	(679)
Provision for excess and obsolete inventory	3,347	1,859	9,522	7,154
Contingent consideration adjustment	(768)	(286)	(9,236)	1,847
Retirement plan actuarial losses	267	—	196	(2,504)
Property insurance recovery	—	(4,309)	—	(4,309)
Other	(652)	36	516	429
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	101,596	137,807	(77,807)	(75,623)
Inventories	(12,834)	31,919	(34,117)	23,770
Prepayments and other assets	(30,360)	2,937	(28,719)	7,362
Accounts payable and other accrued expenses	24,279	(27,778)	16,124	5,298
Deferred revenue and customer advances	(695)	29,223	9,823	34,535
Retirement plans contributions	(1,071)	(2,875)	(3,244)	(4,858)
Income taxes	(6,844)	15	(33,152)	15,808

Net cash provided by operating activities	240,584	309,830	290,505	479,022

Cash flows from investing activities:
Purchases of property, plant and equipment	(25,606)	(27,280)	(88,269)	(73,247)
Proceeds from government subsidy for property, plant and equipment	7,920	—	7,920	—
Purchases of marketable securities	(162,450)	(701,704)	(809,521)	(1,036,523)
Proceeds from sales of marketable securities	14,111	129,915	843,164	443,169
Proceeds from maturities of marketable securities	464,238	165,648	934,100	473,255
Proceed from property insurance	—	5,064	—	5,064
Proceed from life insurance	1,126	—	1,126	—
Acquisition of businesses, net of cash acquired	1,158	—	(169,474)	—

Net cash provided by (used for) investing activities	300,497	(428,357)	719,046	(188,282)

Cash flows from financing activities:
Issuance of common stock under stock purchase and stock option plans	10,278	9,247	20,959	24,462
Repurchase of common stock	(201,468)	(57,493)	(562,263)	(151,821)
Dividend payments	(16,638)	(13,805)	(51,320)	(41,730)
Payments related to net settlement of employee stock compensation awards	(90)	(146)	(19,841)	(12,584)
Payments of contingent consideration	—	—	(13,571)	(1,050)

Net cash used for financing activities	(207,918)	(62,197)	(626,036)	(182,723)

Effects of exchange rate changes on cash and cash equivalents	472	1,052	661	2,776

Increase (decrease) in cash and cash equivalents	333,635	(179,672)	384,176	110,793
Cash and cash equivalents at beginning of period	480,384	598,349	429,843	307,884

Cash and cash equivalents at end of period	$814,019	$418,677	$814,019	$418,677

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	September 30, 2018	% of Net Revenues			July 1, 2018	% of Net Revenues			October 1, 2017 (1)	% of Net Revenues
Net revenues	$566.8				$526.9				$503.4

Gross profit GAAP	$333.7	58.9%			$307.3	58.3%			$294.8	58.6%
Inventory step-up	—	—			0.4	0.1%			—	—

Gross profit non-GAAP	$333.7	58.9%			$307.7	58.4%			$294.8	58.6%

Income from operations - GAAP	$143.6	25.3%			$120.4	22.9%			$129.1	25.6%
Acquired intangible assets amortization	11.1	2.0%			9.8	1.9%			7.0	1.4%
Restructuring and other (2)	1.7	0.3%			2.4	0.5%			(4.4)	-0.9%
Inventory step-up	—	—			0.4	0.1%			—	—

Income from operations - non-GAAP	$156.4	27.6%			$133.0	25.2%			$131.7	26.2%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	September 30, 2018	% of Net Revenues	Basic	Diluted	July 1, 2018	% of Net Revenues	Basic	Diluted	October 1, 2017	% of Net Revenues	Basic	Diluted
Net income - GAAP	$120.0	21.2%	$0.65	$0.63	$101.0	19.2%	$0.53	$0.52	$103.4	20.5%	$0.52	$0.51
Acquired intangible assets amortization	11.1	2.0%	0.06	0.06	9.8	1.9%	0.05	0.05	7.0	1.4%	0.04	0.03
Interest and other (3)	3.3	0.6%	0.02	0.02	3.2	0.6%	0.02	0.02	3.1	0.6%	0.02	0.02
Restructuring and other (2)	1.7	0.3%	0.01	0.01	2.4	0.5%	0.01	0.01	(4.4)	-0.9%	(0.02)	(0.02)
Pension mark-to-market adjustment (3)	0.3	0.1%	0.00	0.00	(0.1)	0.0%	(0.00)	(0.00)	—	—	—	—
Inventory step-up	—	—	—	—	0.4	0.1%	0.00	0.00	—	—	—	—
Exclude discrete tax adjustments (4)	0.3	0.1%	0.00	0.00	(0.5)	-0.1%	(0.00)	(0.00)	0.3	0.1%	0.00	0.00
Non-GAAP tax adjustments	(3.4)	-0.6%	(0.02)	(0.02)	(3.4)	-0.6%	(0.02)	(0.02)	(1.7)	-0.3%	(0.01)	(0.01)
Convertible share adjustment	—	—	—	0.01	—	—	—	0.01	—	—	—	—

Net income - non-GAAP	$133.3	23.5%	$0.72	$0.71	$112.8	21.4%	$0.59	$0.59	$107.7	21.4%	$0.55	$0.54

GAAP and non-GAAP weighted average common shares - basic	185.7				190.7				197.5
GAAP weighted average common shares - diluted	190.5				194.9				200.8
Exclude dilutive shares related to convertible note transaction	(3.1)				(2.6)				(1.1)

Non-GAAP weighted average common shares - diluted	187.4				192.3				199.7

(1)   Certain prior period amounts were reclassified to conform with the first quarter 2018 adoption of new accounting guidance for the presentation of pension and post retirement costs.

(2)   Restructuring and other consists of:

	Quarter Ended
	September 30, 2018				July 1, 2018				October 1, 2017
Employee severance	$1.7				$2.4				$0.6
Acquisition related expenses and compensation	0.8				2.5				—
Contingent consideration fair value adjustment	(0.8)				(3.5)				(0.3)
Other	—				0.9				0.4
Property insurance recovery	—				—				(5.1)

	$1.7				$2.4				$(4.4)

(3)   For the quarters ended September 30, 2018, July 1, 2018 and October 1, 2017, adjustment to exclude non-cash convertible debt interest expense. For the quarters ended September 30, 2018 and July 1, 2018, adjustments to exclude actuarial losses recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting policy.

(4)   For the quarters ended September 30, 2018, July 1, 2018 and October 1, 2017, adjustment to exclude discrete income tax items.

	Nine Months Ended
	September 30, 2018	% of Net Revenues			October 1, 2017 (1)	% of Net Revenues
Net Revenues	$1,581.2				$1,657.2

Gross profit GAAP	$910.9	57.6%			$950.5	57.4%
Inventory step-up	0.4	0.0%			—	—

Gross profit non-GAAP	$911.3	57.6%			$950.5	57.4%

Income from operations - GAAP	$361.5	22.9%			$430.7	26.0%
Acquired intangible assets amortization	28.6	1.8%			23.1	1.4%
Restructuring and other (2)	3.8	0.2%			0.4	0.0%
Inventory step-up	0.4	0.0%			—	—

Income from operations - non-GAAP	$394.3	24.9%			$454.2	27.4%

			Net Income per Common Share				Net Income per Common Share
	September 30, 2018	% of Net Revenues	Basic	Diluted	October 1, 2017	% of Net Revenues	Basic	Diluted
Net income - GAAP	$308.0	19.5%	$1.62	$1.57	$363.6	21.9%	$1.83	$1.81
Acquired intangible assets amortization	28.6	1.8%	0.15	0.15	23.1	1.4%	0.12	0.11
Interest and other (3)	9.7	0.6%	0.05	0.05	9.3	0.6%	0.05	0.05
Restructuring and other (2)	3.8	0.2%	0.02	0.02	0.4	0.0%	0.00	0.00
Inventory step-up	0.4	0.0%	0.00	0.00	—	—	—	—
Pension mark-to-market adjustment (3)	0.2	0.0%	0.00	0.00	(2.5)	-0.2%	(0.01)	(0.01)
Exclude discrete tax adjustments (4)	(6.5)	-0.4%	(0.03)	(0.03)	(6.1)	-0.4%	(0.03)	(0.03)
Non-GAAP tax adjustments	(8.7)	-0.6%	(0.05)	(0.04)	(9.9)	-0.6%	(0.05)	(0.05)
Convertible share adjustment	—	—	—	0.03	—	—	—	—

Net income - non-GAAP	$335.5	21.2%	$1.76	$1.74	$377.9	22.8%	$1.90	$1.88

GAAP and non-GAAP weighted average common shares - basic	190.6				198.8
GAAP weighted average common shares - diluted	196.3				201.4
Exclude dilutive shares from convertible note	(4.0)				(0.6)

Non-GAAP weighted average common shares - diluted	192.3				200.8

(1) Certain prior period amounts were reclassified to conform with the first quarter 2018 adoption of new accounting guidance for the presentation of pension and post retirement costs.

(2) Restructuring and other consists of:

	Nine Months Ended
	September 30, 2018				October 1, 2017
Employee severance	$7.9				$2.0
Acquisition related expenses and compensation	4.1				—
Other	0.9				1.7
Contingent consideration fair value adjustment	(9.2)				1.8
Property insurance recovery	—				(5.1)

	$3.8				$0.4

(3)   For the nine months ended September 30, 2018 and October 1, 2017, Interest and other included non-cash convertible debt interest expense. For the nine months ended September 30, 2018 and October 1, 2017, adjustments to exclude actuarial gains recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting policy.

(4) For the nine months ended September 30, 2018 and October 1, 2017, adjustment to exclude discrete income tax items.

GAAP to Non-GAAP Reconciliation of Fourth Quarter 2018 guidance:

GAAP and non-GAAP fourth quarter revenue guidance:	$480 million	to	$510 million
GAAP net income per diluted share	$0.39		$0.46
Exclude acquired intangible assets amortization	0.06		0.06
Exclude non-cash convertible debt interest	0.02		0.02
Exclude restructuring and other	0.01		0.01
Tax effect of non-GAAP adjustments	(0.02)		(0.02)
Convertible share adjustment	0.01		0.01

Non-GAAP net income per diluted share	$0.46		$0.54

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact: Teradyne, Inc.

                Andy Blanchard 978-370-2425

                Vice President of Corporate Relations